Exhibit 99.1

Clayton Holdings Reports Results for Second Quarter of 2007

•      Adjusted EPS from Continuing Operations of $0.10 per share

•      EPS from Continuing Operations of $0.02 per share

•      Gross Margin from Continuing Operations of 41.4%

•      Cashflow from Operations of $6.8 million

SHELTON, CONN.   August 3, 2007—Clayton Holdings, Inc. (NASDAQ:CLAY), a leading provider of information-based analytics, consulting and outsourced services for capital markets firms, lending institutions, fixed income investors and loan servicers, today announced income from continuing operations of $0.5 million on revenues of $43.2 million for the second quarter ended June 30, 2007.

Clayton’s second quarter 2007 results include:

Key Financial Highlights (amounts in millions, except per share data):

			Percent
			Increase
Quarter Ended June 30,	2007	2006	(Decrease)

Revenue	$43.2	$59.9	(28.0)%
Gross Profit	17.9	21.0	(15.0)%
Income from Continuing Operations	0.5	3.2	(85.5)%
Net (Loss) Income	(0.4)	2.4	n/a

Earnings (Loss) Per Share - Diluted
Continuing Operations	$0.02	$0.15	n/a
Discontinued Operations	(0.04)	(0.04)	n/a
Total	$(0.02)	$0.11	n/a

Adjusted Net Income - Continuing Operations (non-GAAP)*	2.1	4.9	(57.3)%
Adjusted Earnings Per Share - Continuing Operations (non-GAAP)*	0.10	0.23	(56.5)%

Diluted Shares Outstanding	21.5	21.5	(0.0)%

Gross Profit Margin - Continuing Operations	41.4%	35.1%	18.0%

			Percent
			Increase
Six Months Ended June 30,	2007	2006	(Decrease)

Revenue	$96.5	$113.8	(15.2)%
Gross Profit	37.5	37.0	1.3%
Income from Continuing Operations	2.1	2.3	(9.9)%
Net (Loss) Income	(2.6)	1.3	n/a

Earnings (Loss) Per Share - Diluted
Continuing Operations	$0.10	$0.13	(23.1)%
Discontinued Operations	(0.23)	(0.06)	n/a
Total	$(0.13)	$0.07	n/a

Adjusted Net Income - Continuing Operations (non-GAAP)*	5.2	5.9	(11.3)%
Adjusted Earnings Per Share - Continuing Operations (non-GAAP)*	0.24	0.34	(29.4)%

Diluted Shares Outstanding	21.6	17.3	24.7%

Gross Profit Margin - Continuing Operations	38.8%	32.5%	19.5%

* Adjusted net income from continuing operations excludes the following items, net of tax: acquisition-related amortization, loss on extinguishment of debt and the results of discontinued operations.  For a reconciliation of net income from continuing operations to adjusted net income from continuing operations, please refer to the tables on the following pages.

“As expected, the continuing turmoil in the subprime market significantly reduced our transaction management volumes and revenues in the quarter.  Subprime securitization volumes have declined 42% from last year and our volumes declined similarly,” said Frank Filipps, Chairman and Chief Executive Officer of Clayton.  “Our gross profit margin, however, continued to be strong, reaffirming the effectiveness of our variable cost business model and the shift in our revenue mix to higher margin products.  We also had strong revenue growth in our Surveillance business. We will continue to emphasize our recurring-revenue businesses: Surveillance and Special Servicing.  Finally, we are encouraged by the early results of our European acquisition: existing Clayton clients have already given us new international assignments, and we hope to introduce Surveillance offerings to UK and European investors by year-end.”

Other Second Quarter Highlights:

•      Centralized underwriting volume represented almost 50% of the due diligence business, continuing the shift towards our due diligence delivery channel.  Volumes in this unit held up fairly well and we believe current market conditions will accelerate the transition to this diligence platform.

•      As of June 30, 2007, Clayton Surveillance was monitoring approximately $465 billion in assets primarily for investment banks and for institutional investors in mortgage-backed securities.  This represents an increase of $111 billion, or 31.5%, since June 30, 2006. Revenues from our Surveillance business increased by more than 53% to $12.6 million in the quarter, accounting for 29.3% of total revenues, up from 13.8% a year ago.

•      Gross margin from continuing operations was 41.4% for the three months ended June 30, 2007, as compared to 35.1% in the second quarter of 2006. This was the result of a shift in the business mix to higher margin product offerings.

•      As previously announced, $5 million of debt was prepaid in May, 2007.  An additional debt prepayment of $5 million was made in July, 2007.

Management will hold a conference call today at 10:00 a.m. EST.  A live webcast of the conference call will be available online at http://www.clayton.com.  Web participants are encouraged to go to Clayton’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.  Listening to the webcast requires speakers and RealPlayer™ software, downloadable without charge at http://www.real.com.  Those without Web access can access the call by phone and should plan to dial in approximately 10 minutes prior to the call.  The dial-in numbers are (866) 713-8307 for domestic callers and (617) 597-5307 for international callers.  The participant passcode for both is 71940338.

A recording of the conference call will remain available for 90 days, on Clayton’s website and via telephonic replay.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers.  The participant passcode for both is 66433408.

About Clayton Holdings, Inc.

Clayton Holdings, Inc., headquartered in Shelton, Connecticut, is an information and analytics company serving leading capital markets firms, lending institutions, fixed income investors and loan servicers with a full suite of information-based analytics, specialty consulting and outsourced services.  Clayton’s services include due diligence analytics, conduit support services, professional staffing, compliance products and services, credit risk management and surveillance and specialized loan servicing services.  Additional information is available at www.clayton.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Clayton can give no assurance that expectations will be attained.  Factors that could cause actual results to differ materially from Clayton’s expectations include, but are not limited to, adverse changes in the mortgage-backed securities market, the mortgage lending industry or the housing market; the level of competition for Clayton’s services; the loss of one or more of Clayton’s largest clients; Clayton’s ability to maintain its professional reputation; management’s ability to execute Clayton’s business strategy; Clayton’s ability to recruit and retain additional qualified independent loan review specialists; and other risks detailed in Clayton’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2007 and other reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  Clayton expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Clayton’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

Adjusted net income from continuing operations and adjusted earnings per share from continuing operations are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results.  Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making.  Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this release.

Clayton is providing its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization, loss from extinguishment of debt and discontinued operations.  The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between reporting periods that are not influenced by certain non-cash or non-recurring items and are, therefore, useful to investors in helping them to better understand the Company’s operating results.

CONTACT:

Rick Herbst

Chief Financial Officer

(203) 926-5600

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenue	$43,154	$59,897	$96,506	$113,842

Cost of services:
Compensation expense	20,206	29,099	45,926	57,610
Travel and related expenses	3,546	6,753	9,090	13,880
Other direct costs	1,535	3,035	4,012	5,368
Total cost of services	25,287	38,887	59,028	76,858

Gross profit	17,867	21,010	37,478	36,984

Operating expenses:
Salaries and benefits	5,525	5,087	11,196	10,115
Other selling, general and administrative expenses	5,597	4,539	11,030	9,163
Depreciation and amortization	2,433	1,865	4,488	3,366
Amortization of intangibles	2,571	2,542	5,069	5,084
Total operating expenses	16,126	14,033	31,783	27,728

Income from operations	1,741	6,977	5,695	9,256

Interest expense, net	1,022	1,660	2,214	4,725
Loss from extinguishment of debt	45	—	90	746

Income from continuing operations before income taxes	674	5,317	3,391	3,785
Income tax expense	207	2,103	1,294	1,459

Income from continuing operations	467	3,214	2,097	2,326

Loss from discontinued operations, net of tax of $0.2, $0.6, $0.8 and $0.8, respectively	(435)	(863)	(1,403)	(1,052)
Loss on disposal, net of tax of $0.1 and $1.9, respectively	(386)	—	(3,331)	—

Net (loss) income	$(354)	$2,351	$(2,637)	$1,274

Basic income (loss) per share:
Continuing operations	$0.02	$0.15	$0.10	$0.14
Discontinued operations	(0.04)	(0.04)	(0.23)	(0.06)

Total	$(0.02)	$0.11	$(0.13)	$0.08

Diluted income (loss) per share:
Continuing operations	$0.02	$0.15	$0.10	$0.13
Discontinued operations	(0.04)	(0.04)	(0.23)	(0.06)

Total	$(0.02)	$0.11	$(0.13)	$0.07

Weighted average number of shares of common stock outstanding:
Basic	20,926	20,522	20,861	16,374
Diluted	21,514	21,522	21,574	17,303

Reconciliation of non-GAAP measures:

Net income from continuing operations as reported	$467	$3,214	$2,097	$2,326
Add amortization of intangibles (1)	2,498	2,542	4,996	5,084
Add loss on extinguishment of debt (2)	45	—	90	746
Less income tax impact of these adjustments (3)	(923)	(865)	(1,941)	(2,247)
Adjusted net income - continuing operations	$2,087	$4,891	$5,242	$5,909

Adjusted earnings per share - continuing operations:
Basic	$0.10	$0.24	$0.25	$0.36
Diluted	$0.10	$0.23	$0.24	$0.34

Weighted average number of shares of common stock outstanding:
Basic	20,926	20,522	20,861	16,374
Diluted	21,514	21,522	21,574	17,303

(1)   amount represents amortization expense associated with intangible assets as a result of assets acquired in certain business acquisitions, including amounts primarily related to acquired customer relationships, technology, noncompetition agreements and client backlog.

(2)   amount represents write-off of deferred financing costs associated with the portion of the term loan that was repaid earlier than scheduled.

(3)   amount represents the income tax impact of the amortization expense adjustments referred to in (1) above and the loss on extinguishment of debt referred to in (2) above.

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)

ASSETS

Current assets:
Cash	$16,361	$22,882
Restricted cash	—	11,739
Accounts receivable, net	29,442	37,452
Unbilled receivables	16,417	14,950
Prepaid and other current assets	2,852	3,252
Prepaid income taxes	5,391	1,791
Deferred tax assets	605	572
Assets of discontinued operations	—	5,015
Total current assets	71,068	97,653

Property and equipment, net	18,881	19,621
Goodwill	70,009	69,843
Intangible assets, net	71,820	74,294
Other assets, net	1,466	1,502
Total assets	$233,244	$262,913

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long term debt and capital lease obligations, current portion	$743	$929
Accounts payable and accrued expenses	14,745	22,832
Servicer escrow liability	—	11,739
Liabilites of discontinued operations	—	19
Total current liabilities	15,488	35,519

Long term debt and capital lease obligations, net of current portion	54,031	64,423
Deferred tax liabilities	3,500	4,089
Deferred revenue	283	204
Deferred rent	1,676	949
Other long-term liabilities	2,137	—
Total liabilities	77,115	105,184

Commitments and contingencies
Stockholders’ equity:
Common stock	211	207
Additional paid-in capital	144,049	141,256
Retained earnings	11,830	16,266
Accumulated other comprehensive income	39	—
Total stockholders’ equity	156,129	157,729
Total liabilities and stockholders’ equity	$233,244	$262,913

Supplementary Data

Domestic Loan Volumes (unaudited)

	Three Months Ended June 30,
			Increase / (Decrease)
	2007	2006	Amount	%
Due Diligence:
Traditional file reviews:
Field	56,000	142,000	(86,000)	(60.6)%
CU	56,000	58,000	(2,000)	(3.4)%
Other file reviews	5,000	17,000	(12,000)	(70.6)%
	117,000	217,000	(100,000)	(46.1)%
Conduit	7,000	21,000	(14,000)	(66.7)%
Total	124,000	238,000	(114,000)	(47.9)%

	Six Months Ended June 30,
			Increase / (Decrease)
	2007	2006	Amount	%
Due Diligence:
Traditional file reviews:
Field	151,000	275,000	(124,000)	(45.1)%
CU	130,000	109,000	21,000	19.3%
Other file reviews	18,000	21,000	(3,000)	(14.3)%
	299,000	405,000	(106,000)	(26.2)%
Conduit	24,000	33,000	(9,000)	(27.3)%
Total	323,000	438,000	(115,000)	(26.3)%

Revenue by Product (unaudited)

	Three Months Ended June 30,
	2007		2006		Increase / (Decrease)
		% of		% of
(in thousands)	Amount	Revenues	Amount	Revenues	Amount	%

Transaction Management:
Field Due Diligence	$11,200	26.0%	$23,599	39.4%	$(12,399)	(52.5)%
Central Underwriting	7,015	16.2%	8,316	13.9%	(1,301)	(15.6)%
Ancillary Services	1,079	2.5%	2,418	4.0%	(1,339)	(55.4)%

Sub-total Due Diligence	19,294	44.6%	34,333	57.3%	(15,039)	(43.8)%

Conduit Support Services	2,624	6.1%	7,420	12.4%	(4,796)	(64.6)%
Professional Staffing Services	2,888	6.7%	4,760	7.9%	(1,872)	(39.3)%
Clayton Euro Risk	1,154	2.7%	—	0.0%	1,154	n/a
Other	2,127	4.9%	1,726	2.9%	401	23.2%

Sub-total Transaction Management	28,087	65.0%	48,239	80.5%	(20,152)	(41.7)%

Surveillance Services	12,633	29.3%	8,250	13.8%	4,383	53.1%

Special Servicing	2,434	5.7%	3,408	5.7%	(974)	(28.6)%
Total Clayton	$43,154	100.0%	$59,897	100.0%	$(16,743)	(28.0)%

	Six Months Ended June 30,
	2007		2006		Increase / (Decrease)
		% of		% of
(in thousands)	Amount	Revenues	Amount	Revenues	Amount	%

Transaction Management:
Field Due Diligence	$29,197	30.3%	$47,577	41.8%	$(18,380)	(38.6)%
Central Underwriting	17,188	17.9%	15,458	13.6%	1,730	11.2%
Ancillary Services	2,347	2.4%	4,009	3.5%	(1,662)	(41.5)%

Sub-total Due Diligence	48,732	50.5%	67,044	58.9%	(18,312)	(27.3)%

Conduit Support Services	7,864	8.1%	13,224	11.6%	(5,360)	(40.5)%
Professional Staffing Services	6,226	6.5%	7,926	7.0%	(1,700)	(21.4)%
Clayton Euro Risk	1,154	1.2%	—	0.0%	1,154	n/a
Other	3,987	4.1%	3,585	3.1%	402	11.2%

Sub-total Transaction Management	67,963	70.4%	91,779	80.6%	(23,816)	(25.9)%

Surveillance Services	24,363	25.2%	15,744	13.8%	8,619	54.7%

Special Servicing	4,180	4.3%	6,319	5.6%	(2,139)	(33.9)%

Total Clayton	$96,506	100.0%	$113,842	100.0%	$(17,336)	(15.2)%